NINETEENTH AMENDMENT TO AMENDED AND RESTATED

SUB-ADMINISTRATION AGREEMENT

This Nineteenth Amendment to the Amended and Restated Sub-Administration Agreement (the “Amendment”) is made as of April 22, 2022 by and between Pacific Investment Management Company LLC, a Delaware limited liability company (the “Administrator”), and State Street Bank and Trust Company, a Massachusetts trust company (“Sub-Administrator”).

WHEREAS, Administrator and Sub-Administrator entered into an Amended and Restated Sub-Administration Agreement dated as of July 2, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, Sub-Administrator and Administrator desire to amend the Agreement as more particularly set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Addition of Funds. In accordance with the terms set forth in Section 1 of the Agreement, the Administrator wants to retain the Sub-Administrator to act as sub-administrator under the Agreement with respect to the following funds, to be effective as of April 22, 2022 and the Sub-Administrator confirms that it will act as sub-administrator with respect to such funds:

PIMCO California Flexible Municipal Income Fund

2.       Amendment. Schedule A of the Agreement is deleted in its entirety and replaced with the form of Schedule A that is attached to this Amendment.

3.       Miscellaneous.

(a)       Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(b)       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Kevin Connolly

Name:	Kevin Connolly

Title:	Senior Vice President, Senior Managing Director

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Peter Strelow

Name:	Peter Strelow

Title:	Managing Director, Co-Chief Operating Officer

AMENDED AND RESTATED SUB-ADMINISTRATION AGREEMENT

SCHEDULE A — Listing of Funds

(as of April 22, 2022)

All portfolios within the following Funds, as may be amended from time to time:

1.	PIMCO Funds

All Asset All Authority Fund

All Asset Fund

All Asset: Multi-RAE PLUS Fund

All Asset: Multi-Real Fund

All Asset: Multi-Real Fund (Cayman) Ltd.

All Asset: Multi-Short PLUS Fund

ABS and Short-Term Investments Portfolio

California Intermediate Municipal Bond Fund

California Municipal Bond Fund

California Municipal Intermediate Value Fund

California Municipal Opportunistic Value Fund

California Short Duration Municipal Income Fund

Capital Securities Fund (Cayman) Ltd.

Cayman Commodity Fund I, Ltd.

Cayman Commodity Fund II, Ltd.

Cayman Commodity Fund III, Ltd.

Cayman Commodity Fund VII, Ltd.

Cayman Commodity Fund VIII, Ltd.

Climate Bond Fund

CommoditiesPLUS® Strategy Fund

CommodityRealReturn Strategy Fund®

Credit Opportunities Bond Fund

Diversified Income Fund

Dynamic Bond Fund

Emerging Markets Bond Fund

Emerging Markets Corporate Bond Fund

Emerging Markets Currency and Short-Term Investments Fund

Emerging Markets Full Spectrum Bond Fund

Emerging Markets Local Currency and Bond Fund

EM Bond and Short-Term Investments Portfolio

ESG Income Fund

Extended Duration Fund

Global Advantage® Strategy Bond Fund

Global Bond Opportunities Fund (U.S. Dollar-Hedged)

Global Bond Opportunities Fund (Unhedged)

Global Core Asset Allocation Fund

GNMA and Government Securities Fund

Government Money Market Fund

High Yield Fund

High Yield Municipal Bond Fund

High Yield and Short-Term Investments Portfolio

High Yield Spectrum Fund

Income Fund

Inflation Response Multi-Asset Fund

International Bond Fund (U.S. Dollar-Hedged)

International Bond Fund (Unhedged)

International Portfolio

International Portfolio Subsidiary LLC

Investment Grade Credit Bond Fund

Investment Grade Credit Bond Portfolio

Long Duration Credit Bond Portfolio

Long Duration Total Return Fund

Long-Term Credit Bond Fund

Long-Term Real Return Fund

Long-Term U.S. Government Fund

Low Duration Credit Fund

Low Duration ESG Fund

Low Duration Fund

Low Duration Fund II

Low Duration Income Fund

Low Duration Portfolio

MLM 700 LLC

MLM 766 LLC

Moderate Duration Fund

Moderate Duration Portfolio

Mortgage Opportunities and Bond Fund

Mortgage and Short-Term Investments Portfolio

Mortgage-Backed Securities Fund

Municipal Bond Fund

Municipal Portfolio

National Intermediate Municipal Bond Fund

National Municipal Intermediate Value Fund

National Municipal Opportunistic Value Fund

New York Municipal Bond Fund

Preferred and Capital Securities Fund

RAE Fundamental Advantage PLUS Fund

RAE PLUS EMG Fund

RAE PLUS Fund

RAE PLUS International Fund

RAE PLUS Small Fund

RAE Worldwide Long/Short PLUS Fund

Real Return Fund

Real Return Portfolio

RealEstateRealReturn Strategy Fund

Sector Fund Series – AH

Sector Fund Series – AI

Sector Fund Series – AM

Sector Fund Series – BC

Sector Fund Series – BL

Sector Fund Series – EE

Sector Fund Series – H

Sector Fund Series – I

Sector Fund Series – BC (Cayman) Ltd.

Short Asset Investment Fund

Short Duration Municipal Income Fund

Short-Term Fund

Short Asset Portfolio

Short Asset Portfolio Subsidiary LLC

Short-Term Portfolio

Short-Term Floating NAV Portfolio II

Short-Term Floating NAV Portfolio III

ST Floating NAV III Subsidiary LLC

StocksPLUS® Absolute Return Fund

StocksPLUS® Fund

StocksPLUS® International Fund (U.S. Dollar-Hedged)

StocksPLUS® International Fund (Unhedged)

StocksPLUS® Long Duration Fund

StocksPLUS® Short Fund

StocksPLUS® Small Fund

Strategic Bond Fund

Total Return ESG Fund

Total Return Fund

Total Return Fund II

Total Return Fund IV

TRENDS Managed Futures Strategy Fund

U.S. Government and Short-Term Investments Portfolio

2.	PIMCO Variable Insurance Trust

All Asset Portfolio

Balanced Allocation Portfolio

Cayman Commodity Portfolio I, Ltd.

Cayman Commodity Portfolio II, Ltd.

CommodityRealReturn® Strategy Portfolio

Dynamic Bond Portfolio

Emerging Markets Bond Portfolio

Global Bond Opportunities Portfolio (Unhedged)

Global Core Bond (Hedged) Portfolio

Global Diversified Allocation Portfolio

Global Managed Asset Allocation Portfolio

High Yield Portfolio

Income Portfolio

International Bond Portfolio (U.S. Dollar-Hedged)

International Bond Portfolio (Unhedged)

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Real Return Portfolio

Short-Term Portfolio

Total Return Portfolio

3.	PIMCO Equity Series

Dividend and Income Fund

RAE Emerging Markets Fund

RAE Global Fund

RAE Global Ex-US Fund

RAE International Fund

RAE US Fund

RAE US Small Fund

REALPATH® Blend Income Fund

REALPATH® Blend 2025 Fund

REALPATH® Blend 2030 Fund

REALPATH® Blend 2035 Fund

REALPATH® Blend 2040 Fund

REALPATH® Blend 2045 Fund

REALPATH® Blend 2050 Fund

REALPATH® Blend 2055 Fund

REALPATH® Blend 2060 Fund

4.	PIMCO Equity Series VIT

StocksPLUS® Global Portfolio

5.	PIMCO Managed Accounts Trust

Fixed Income SHares: Series C

Fixed Income SHares: Series M

Fixed Income SHares: Series R

Fixed Income SHares: Series TE

Fixed Income SHares: Series LD

6.	Access Income Fund
7.	California Flexible Municipal Income Fund
8.	California Municipal Income Fund
9.	California Municipal Income Fund II
10.	California Municipal Income Fund III
11.	Cayman Commodity Fund IX, Ltd.
12.	CLM 13648 LLC
13.	CLM 4355 LLC
14.	CLM 4365 LLC
15.	Corporate & Income Opportunity Fund
16.	Corporate & Income Strategy Fund
17.	Dynamic Credit and Mortgage Income Fund
18.	Dynamic Income Fund
19.	Dynamic Income Opportunities Fund
20.	Energy and Tactical Credit Opportunities Fund
21.	Flexible Credit Income Fund
22.	Flexible Emerging Markets Income Fund
23.	Flexible Municipal Income Fund
24.	Global StocksPLUS® & Income Fund
25.	High Income Fund
26.	Income Opportunity Fund
27.	Income Strategy Fund
28.	Income Strategy Fund II
29.	MLM 13648 LLC
30.	Municipal Income Fund

31.	Municipal Income Fund II
32.	Municipal Income Fund III
33.	New York Municipal Income Fund
34.	New York Municipal Income Fund II
35.	New York Municipal Income Fund III
36.	PAXSLS I LLC
37.	PCILS I LLC
38.	PCM Fund, Inc.
39.	PDILS I LLC
40.	PDOLS I LLC
41.	PFLEXLS I LLC
42.	RLM 4355 LLC
43.	RLM 4365 LLC
44.	Strategic Income Fund, Inc.